Exhibit 1-1

                           FIRSTENERGY VENTURES CORP.
                     Consolidated Balance Sheet (Unaudited)
                                December 31, 2003
                     --------------------------------------
                                 (In Thousands)

ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                     $   5,183
    Receivables:
      Associated companies                                           16,023
      Other                                                          29,543
    Notes receivable from associated companies                       33,979
    Material and supplies                                               537
    Prepayments and other                                             2,808
                                                                   --------
                                                                     88,073
                                                                   --------
PROPERTY, PLANT AND EQUIPMENT:
    In service                                                      203,866
    Less: Accumulated provision for depreciation                     21,436
                                                                   --------
                                                                    182,430
    Construction work in progress                                         -
                                                                   --------
                                                                    182,430
                                                                   --------
INVESTMENTS:
    Other                                                            20,426
                                                                   --------
                                                                     20,426
                                                                   --------
DEFERRED CHARGES:
    Goodwill                                                             67
    Other                                                             3,005
                                                                   --------
                                                                      3,072
                                                                   --------
         TOTAL ASSETS                                             $ 294,001
                                                                   ========


LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
    Currently payable long-term debt                              $   3,299
    Notes payable to associated companies                             7,987
    Accounts payable
      Other                                                             429
      Associated companies                                            5,825
    Accrued taxes                                                     6,506
    Accrued interest                                                  2,925
    Other                                                             5,217
                                                                   --------
                                                                     32,188
                                                                   --------
CAPITALIZATION:
    Common stockholder's equity                                     115,342
    Long-term debt                                                  137,732
                                                                   --------
                                                                    253,074
                                                                   --------
DEFERRED CREDITS:
    Accumulated deferred income taxes                                 3,776
    Other                                                             4,963
                                                                   --------
                                                                      8,739
                                                                   --------
         TOTAL LIABILITIES & CAPITALIZATION                       $ 294,001
                                                                   ========


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                                                                    Exhibit 1-1


                           FIRSTENERGY VENTURES CORP.
                Consolidated Statement of Operations (Unaudited)
                ------------------------------------------------
                                 (In Thousands)


                                          Three Months           Twelve Months
                                             Ended                  Ended
                                          Dec. 31, 2003          Dec. 31, 2003
                                          -------------          -------------


REVENUES                                     $ 38,482              $ 59,651

EXPENSES:

    Other operating expenses                    7,419                22,387
    Provision for depreciation
       and amortization                         2,856                11,346
    General taxes                                  11                   217
                                              -------               -------
         Total expenses                        10,286                33,950
                                              -------               -------

INCOME BEFORE INTEREST
  & INCOME TAXES                               28,196                25,701

NET INTEREST CHARGES:

    Interest expenses                           2,316                 9,284
    Capitalized interest                           36                    12
                                              -------               -------
         Net interest charges                   2,352                 9,296
                                              -------               -------

INCOME TAXES                                   10,833                 8,061
                                              -------               -------

NET INCOME                                   $ 15,011              $  8,344
                                              =======               =======